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                                                                   EXHIBIT 10.23

                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG

                              1430640 ONTARIO INC.,

                               IVERS-LEE LIMITED,

                     TMJ SPECIALTY TOOL AND DESIGN LIMITED,

                                       AND

                        ________ KEN YOUNG FAMILY TRUST,
                      ________PALLASADE HOLDINGS INC., AND
                             _______ELIZABETH YOUNG


                                 AUGUST 25, 2000

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                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT dated as of August 25, 2000 (the "Effective Date"; this "Agreement") by and among 1430640 ONTARIO INC., a corporation organized under the laws of Ontario ("Purchaser"), IVERS-LEE LIMITED ("Ivers-Lee"), and TMJ SPECIALTY TOOL AND DESIGN LIMITED ("TMJ"), corporations organized under the laws of Ontario (together, Ivers-Lee and TMJ are the "Companies" and each, a "Company"), Ken Young Family Trust (the "Trust"), Pallasade Holdings Inc., a corporation organized under the laws of Ontario ("Pallasade"; together with the Trust, the "Ivers-Lee Shareholders"), and Elizabeth Young (the "TMJ Shareholder"; together with the Ivers-Lee Shareholders, the "Sellers"). Capitalized terms not otherwise defined in this Agreement are used as defined in APPENDIX A hereto. All dollar amounts are presented in Canadian currency unless otherwise stated.

                              W I T N E S S E T H :

                  WHEREAS, the Ivers-Lee Shareholders are the record and beneficial owners of all issued and outstanding shares of capital stock, having no par value, of Ivers-Lee (the "Ivers-Lee Stock");

                  WHEREAS, the TMJ Shareholder is the record and beneficial owner of all issued and outstanding shares of capital stock, having no par value, of TMJ (the "TMJ Stock"; together with the Ivers-Lee Stock, the "Company Shares");

                  WHEREAS, Sellers desire to sell all outstanding Company Shares to Purchaser upon the terms and conditions set forth below;

                  WHEREAS, Purchaser desires to purchase all Company Shares from Sellers upon the terms and conditions set forth below; and

                  WHEREAS, Sellers and the Companies expect to benefit from the consummation of the transactions contemplated hereby and, to induce Purchaser to enter into this Agreement, agree to be bound by the terms and provisions in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

                  1.1 SALE AND PURCHASE OF COMPANY SHARES. At the Closing, Sellers shall sell, transfer, assign and deliver unto Purchaser and its successors and assigns


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forever, and Purchaser shall purchase, all outstanding Company Shares for purchase price hereinafter set forth.

                  1.2 PURCHASE PRICE AND PAYMENT TERMS. For the Company Shares, Purchaser shall at the Closing pay to Sellers Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Base Purchase Price"; as adjusted pursuant to Section 1.3 below, the "Initial Purchase Price") and allocated as shown on
SCHEDULE 1.2. The Initial Purchase Price shall be estimated at the Closing, as described in Section 1.3, and, less the Escrow Deposit, paid at Closing. In addition, Purchaser shall pay the Additional Purchase Price described in Section 1.4.

                  1.3 COMBINED PURCHASE PRICE ADJUSTMENTS.

                      (a) The Companies' total net assets, excluding indebtedness for borrowed money, and cash ("Total Net Assets"), as of the Closing Date shall be compared to their Total Net Assets at March 31, 2000. Any increase in Total Net Assets shall be added to the Base Purchase Price and any decrease in Total Net Assets shall be subtracted from the Base Purchase Price. The Base Purchase Price shall be further adjusted by (i) subtracting any indebtedness for borrowed money (including obligations under capitalized leases, outstanding letters of credit, bankers' acceptances, trade payables more than 30 days overdue, and any obligations of either Company to any Seller), and (ii) adding any cash on hand, as of the Closing Date. In making such computation, checks received on the Closing Date shall be treated as cash if they are actually collected. The net adjustment shall be the "Adjustment Amount."

                      (b) Sellers shall, in good faith, prepare and deliver to Purchaser at least three Business Days prior to the Closing, estimated unaudited balance sheets of the Companies as of the Closing Date (the "Closing Balance Sheets"), and unaudited balance sheets of the Companies as of March 31, 2000 (the "Reference Balance Sheets" and together and with the Closing Balance Sheets, the "Balance Sheets"), and a computation of the estimated Adjustment Amount. The Balance Sheets and the computation of the estimated Adjustment Amount shall be prepared from the Companies' books and records in accordance with Canadian GAAP consistently applied (as used in this Agreement, "Canadian GAAP") except that the Balance Sheets shall reserve and treat as excess any inventory which is more than three (3) months old as of the Closing Date and will not be utilized within 90 days of the Closing unless it is subject to a binding written customer commitment received by either Company prior to the Closing. The estimated Balance Sheets and the estimated Adjustment Amount shall be used to compute the Initial Purchase Price.

                      (c) Purchaser's Accountants shall perform, at Purchaser's expense, a review of the Balance Sheets and of the Adjustment Amount and shall, within 60 days after the Closing Date, deliver to Purchaser and Sellers a report concerning the computation of the Adjustment Amount. The review of the computation of the Adjustment Amount shall be based on the books and records of Companies in accordance with Canadian GAAP consistently applied, except as needed to deal with provisions of Section 1.3(b) regarding excess inventory. All parties shall cooperate fully and completely in responding to questions and requests for information submitted by


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

Purchaser's Accountants in connection with the preparation of the report concerning the computation of the Adjustment Amount and, with reasonable prior notice, provide them with full access to all books and records of Companies to the extent related to the preparation of the report or the computation of the Adjustment Amount.

                      (d) Sellers and Sellers' Accountants shall have twenty
(20) days following the delivery of the report in which to review the report and the computation of the Adjustment Amount at Sellers' expense, and Sellers' Accountants shall have access to the Purchaser's Accountants and their non-proprietary work papers during the preparation of the report and thereafter for this purpose. If, in Sellers' reasonable judgment, the computation of the Adjustment Amount is not correct, then Sellers shall, within such 20-day period, deliver to Purchaser and Purchaser's Accountants a proposed modification to such closing Balance Sheet or the Adjustment Amount in writing (the "Sellers' Adjustment Request") setting forth (i) the amount of the proposed modification,
(ii) the item or items to which such proposed modification relates, and (iii) the facts and circumstances supporting the reasonableness and propriety of such modification. Purchaser shall cause Purchaser's Accountants and Sellers shall cause Sellers' Accountants to use their best efforts for fifteen (15) days after receipt of any Sellers' Adjustment Request, to agree upon each dispute related to the Balance Sheets, and the parties shall attempt to agree upon the Adjustment Amount. Upon the expiration of such 15-day period, any party may submit in writing for resolution to an independent accounting firm ("Independent Accountants") any dispute with respect to the Balance Sheets or the computation of the Adjustment Amount which has not been resolved. As promptly as practicable, but in no event later than thirty (30) days, after such submission, the parties shall, or cause their accountants to, deliver to the Independent Accountants written submissions in support of their respective positions with respect to such dispute and shall direct the Independent Accountants to resolve such dispute based solely on such written submissions without any independent investigation of the Companies' books and records. The costs of the Independent Accountants shall be divided equally between Purchaser, on the one hand, and Sellers, as a group, on the other hand. The decision of the Independent Accountants with respect to the Balance Sheets or the computation of the Adjustment Amount shall be final and binding on each of the parties hereto.

                      (e) If the final adjusted Initial Purchase Price is greater than the estimated Initial Purchase Price paid at Closing, then Purchaser shall, within five (5) Business Days following the final determination of the Initial Purchase Price, pay by wire transfer of immediately available funds to such accounts as will have been designated by Sellers in writing an amount equal to the difference between the final adjusted Initial Purchase Price and the estimated Initial Purchase Price. If the final adjusted Initial Purchase Price is less than the estimated Initial Purchase Price paid at Closing, then the Escrow Agent shall, within five (5) Business Days following the final determination of the Initial Purchase Price, pay by wire transfer of immediately available funds to such account as will have been designated by Purchaser in writing, an amount equal to the difference between the estimated adjusted Initial Purchase Price and the final adjusted Initial Purchase Price, pursuant to the procedures set forth in the Escrow Agreement.

                  1.4 ADDITIONAL PURCHASE PRICE. Subject to the terms and conditions set forth below, Purchaser shall pay to the Sellers an Additional Purchase Price as follows:


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                      (a) If combined Audited Adjusted EBITDA for the Companies
for the year 2000 ("2000 EBITDA") exceeds $2,000,000:

                          (i) 6.5 times the amount by which 2000 EBITDA exceeds $2,000,000, up to a maximum of $3,900,000, allocated to all Sellers in the percentages set forth on Schedule 1.2; plus

                          (ii) 4.75 times the amount by which 2000 EBITDA exceeds $2,600,000, allocated to all Sellers in the percentages set forth on Schedule 1.2.

                          If the 2000 EBITDA is less than or equal to $2,000,000, there shall be no Additional Purchase Price.

                      (b) The Additional Purchase Price shall be calculated within twenty (20) Business Days of receipt by the Purchaser of the audited financial statements of the Companies for the twelve months ended December 31, 2000 (the "2000 Financial Statements"), and shall be paid at later of (i) five
(5) Business Days following completion of such calculation or, (ii) five (5) Business Days following resolution of all disputes surrounding such calculation.

                  1.5 DISPUTES REGARDING CALCULATION OF EBITDA

                      (a) Within twenty (20) Business Days of receipt by Purchaser of the 2000 Financial Statements, the Purchaser shall prepare and deliver to Sellers a schedule reflecting the calculation of 2000 EBITDA and, if applicable, a statement of the amounts due each Seller pursuant to Section 1.4. If Sellers object to the determination by the Purchaser of such calculations, they shall notify Purchaser in writing, in accordance with the notice provisions of this Agreement, within twenty (20) Business Days after delivery of each such calculation. If Sellers do not object to each calculation within such time period, such calculations shall be final, conclusive and binding on Companies, Sellers and Purchaser.

                      (b) If Sellers timely object to the calculations of 2000 EBITDA then they may retain, at their own expense, Independent Accountants to determine the 2000 EBITDA. The Independent Accountants shall complete their determination as promptly as possible but in any event shall have no more than twenty (20) Business Days to complete its determination. If the determination of the Independent Accountants differs from that of the Purchaser, the parties shall negotiate in good faith for a period of fifteen (15) Business Days to resolve any differences. If, following such period, the parties are unable to reach an agreement, the determination of the Independent Accountants shall be final, conclusive and binding on Companies, Sellers and Purchaser.

                      (c) No payments shall be made pursuant to Section 1.4 of this Agreement until all disputes regarding the calculation of 2000 EBITDA have been resolved in the manner described in this Section 1.5.

                      (d) For purposes of this Section 1.5, Sellers shall designate John C. Karram (the "Representative") to represent them in connection with the dispute


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

resolution procedures described herein, and agree that the decision of the Representative shall be binding upon them.

                  1.6 ESCROW. On the Closing Date, Purchaser shall withhold One Million Dollars ($1,000,000) from the amount to be paid to Sellers at the Closing, and pay that amount (the "Escrow Deposit") to The Montreal Trust Company of Canada (the "Escrow Agent") which shall secure the payment by Sellers of any adjustments due Purchaser and the indemnity obligations of Sellers under
Article VII and shall be held and released as provided in the Escrow Agreement, a form of which is attached hereto as EXHIBIT 1. The Escrow Agreement shall provide that a portion of the Escrow Deposit shall be released, to the extent needed to pay an adjustment to the Initial Purchase Price due Purchaser, upon final determination of the Initial Purchase Price, and that the remainder of the Escrow Deposit shall be released on the second anniversary of the Closing Date, to the extent not needed to satisfy claims pending on such date.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANIES

                  Each Company and each of the Sellers hereby represent and warrant to Purchaser as follows:

                  2.1 Organization. Each Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, and has the corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each Company is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of its conduct of its business, and where the failure to be so qualified would have a Material Adverse Effect.

                  2.2 Authorization. The execution and delivery of this Agreement by each Company and the performance of its obligations hereunder have been duly authorized by the directors and the shareholders of each Company and no other corporate action or approval by each Company is necessary for the execution, delivery or performance of this Agreement by each Company. This Agreement has been duly executed and delivered by each Company and Sellers and is a valid and binding obligation of each Company and each Seller, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

                  2.3 NO CONFLICT. Neither the execution and delivery of this Agreement by each Company or any Seller nor the consummation of the transactions contemplated hereunder nor the fulfillment by either Company or any Seller of any of its terms will, except as described on SCHEDULE 2.3:

                      (a) conflict with or result in a breach by either Company or any Seller of, or constitute default by it under, or create an event that, with the giving of


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

notice or the lapse of time, or both, would be a default under or breach of, any of the terms, conditions or provisions of any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement involving $25,000 or more, or any other material contract, arrangement or agreement to which either Company or any Seller is a party or to which any material portion of the assets of either Company is subject, the Charter Documents of either Company, or any judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects any Seller or either Company, or materially affects the either Company's ability to conduct its business or own or convey its assets;

                      (b) result in the creation or imposition of any lien, charge or Encumbrance of any nature whatsoever upon any material portion of the assets of either Company or which materially affects either Company's ability to conduct its business as conducted prior to the date of this Agreement; or

                      (c) cause a loss or adverse modification of any permit, license, or other authorization granted by a Governmental Entity to or otherwise held by either Company which is necessary or materially useful to that Company's business.

Except for this Agreement, neither any Seller nor either Company has any legal obligation, absolute or contingent, to any other Person to sell any capital stock, the business, or substantially all of the assets of either Company or to effect any merger, consolidation or other reorganization of either Company or to enter into any agreement with respect thereto.

                  2.4 CAPITALIZATION; NO SUBSIDIARIES. Ivers-Lee's authorized capital stock consists of an unlimited number of common shares, of which 100 shares are issued and outstanding; 10,000 Class A Special shares, none of which are issued and outstanding; an unlimited number of each of Class B and Class C shares, none of which are issued and outstanding; an unlimited number of Preference A shares, of which 1,000 shares are issued and outstanding, and an unlimited number of Preference B shares, of which 1,000 shares are issued and outstanding. TMJ's authorized capital stock consists of an unlimited number of common shares, of which 100 shares are issued and outstanding. All outstanding shares of Ivers-Lee Stock and TMJ Stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire, or any securities or obligations convertible into or exchangeable for, any shares of the capital stock of either Company which have been issued or granted by or are binding upon Sellers or either Company or, to the Knowledge of Sellers, by any other Person. Each Seller is the record and beneficial owner of the number of shares of common stock of each Company set forth opposite such person's name on SCHEDULE 2.4, free and clear of all Encumbrances, other than the approvals required to transfer such shares, as described in the Charter Documents of the Companies. Neither Company has any Subsidiaries. The delivery to Purchaser at Closing of certificates evidencing all outstanding Company Shares will convey and transfer to Purchaser, good, complete and marketable title to all capital stock of the Companies, free and clear of restrictions or conditions to transfer or assignment (other than restrictions on transfer imposed by the Charter Documents of the Companies, all applicable securities laws of Canada) and free and clear of all defects of title or Encumbrances.


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                  2.5 FINANCIAL STATEMENTS.

                      (a) The Companies have delivered to Purchaser (i) the audited balance sheets of Ivers-Lee as of December 31, 1997, December 31, 1998, and December 31, 1999, and the related statements of income and retained earnings and cash flows for the fiscal years then ended, accompanied by the unqualified opinion of Norton, McMullen & Co., LLP, (ii) the unaudited balance sheets of TMJ as of December 31, 1997, December 31, 1998, and December 31, 1999, and the related statements of income and retained earnings and cash flows for the fiscal years then ended, and (iii) the unaudited balance sheets and related statements of income and retained earnings and cash flow of each of Ivers-Lee and TMJ for the 3-month period ended March 31, 2000 (the "Financial Statements"). Except as set forth in SCHEDULE 2.5, the Financial Statements are prepared in accordance with Canadian GAAP, consistently applied, as at the dates and for the periods covered thereby (except that the March 31, 2000 statements are subject to year-end adjustments and are not accompanied by footnote disclosures), present fairly in all material respects the financial position and results of operations and cash flows of each Company as of the dates and for the periods then ended, are in agreement with the books and records of each Company in all material respects, and contain and reflect adequate reserves, in accordance with Canadian GAAP, for all reasonably anticipated losses, costs and expenses.

                      (b) Except as set forth in SCHEDULE 2.5 hereto, neither Company has any liabilities or obligations, either accrued, contingent or otherwise, which, individually or in the aggregate, are material to that Company, and which have not been reflected in its Financial Statements. Except as set forth in the Financial Statements or SCHEDULE 2.5 hereto, there are no facts known to either Company or to any Seller or any other reasonable legal basis known to either Company or any Seller which either Company or any Seller has recognized as reasonably likely to give rise to any material claims against or liabilities or obligations of either Company.

                      (c) Each Company has, in accordance with good business practices, maintained substantially complete and accurate books and records, including financial records which fairly present its financial condition in all material respects and substantially correct records of all its material corporate proceedings.

                  2.6 ABSENCE OF CERTAIN FACTS OR EVENTS. Except as listed on
SCHEDULE 2.6, since December 31,1999 there has not been:

                      (a) any material adverse change in the financial condition of either Company from that shown on its March 31, 2000 balance sheet, or the results of operations of either Company from that shown in the statements of operations and cash flows of either Company for the twelve-month period ended December 31, 1999;

                      (b) any material damage, destruction or loss to the assets or business of either Company, whether covered by insurance or not;

                      (c) any increase in the compensation payable or to become payable by either Company to any employee, officer or director whose annual remuneration exceeded $45,000 in 1999, or in the coverage or benefits under any bonus,


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

insurance, pension or other Benefit Plan (excluding annual length-of-service and similar adjustments to the benefits of individual participants);

                      (d) any issuance of capital stock of either Company or options or rights to acquire capital stock of either Company, any redemption or repurchase of outstanding shares of capital stock of either Company, any declaration, setting aside or payment of any dividend or distribution thereon, any merger of either Company with any Person, any purchase or other acquisition by either Company of capital stock or other interest in any other Person, any purchase or other acquisition by either Company of all or substantially all of the business or assets of any other Person, any transfer or sale of a substantial portion of either Company's business or assets to any Person, any transaction between either Company and Sellers or their Affiliates, or any agreement to take any such actions;

                      (e) any sale, assignment or transfer of any contractual rights, claims or other assets of either Company valued at more than $10,000 individually, or more than $25,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

                      (f) any mortgage, pledge, or other lien placed on either Company's assets to secure debt, or Encumbrance placed on assets of either Company which would prevent or materially limit the use, modification or sale of an asset valued at $10,000 or more;

                      (g) the incurrence of any obligation or liability of either Company as a result of borrowed money (except pursuant to existing credit agreements) or any capital expenditure in either case, in excess of $20,000 and not described as planned or contemplated on SCHEDULE 2.6, or, to the Knowledge of Sellers or either Company, any commitment to borrow money entered into by either Company, or any increase in any loans made or agreed to be made by either Company;

                      (h) any failure to pay or perform any obligation of either Company involving more than $10,000 as, when and to the extent due other than pursuant to a good faith defense or right of setoff;

                      (i) any intentional or, to the Knowledge of any Seller or either Company, other waiver of any rights of substantial value to either Company or any amendment or termination of any agreement to which either Company is a party which materially adversely affects, or is reasonably likely to materially adversely affect, either Company's results of operations or its financial condition;

                      (j) any material transaction entered into or consummated by either Company, except in the ordinary course of business consistent with past practice;

                      (k) any material addition to or modification of the Benefit Plans of either Company or other arrangements or practices affecting personnel of either Company (other than extensions of coverage thereunder to employees of either Company who became eligible after December 31, 1999 in accordance with the terms of such Benefit Plans); or

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                      (l) any formal notification, or, to the Knowledge of
Sellers and the Companies, any informal notice, from any customer of either Company identified on SCHEDULE 2.20 that such customer anticipates its annual purchases from Company to decrease in any material respect.

                  2.7 PROPERTY, LEASES AND LIENS.

                      (a) SCHEDULE 2.7 hereto accurately sets forth as of March 31, 2000 all owned or leased real properties and all items of equipment and other personal property of Company having an individual book value in excess of $5,000 which are used or necessary for the conduct of either Company's business in accordance with past practice (the "Properties") and contains with respect to each of the Properties a list of all leases, franchises and similar agreements creating, or materially modifying or altering rights to such Property, including zoning or use restrictions, and all Indebtedness secured by any Encumbrance on any such Property, specifying the nature thereof and the holder of such Indebtedness. To Sellers' and each Company's Knowledge, the agreements, contracts and commitments listed in SCHEDULE 2.7 are in full force and effect without any material default, waiver or indulgence thereunder by either Company or by any other party thereto. Except as noted on SCHEDULE 2.7, each Company has good and marketable title to all Properties and other assets of that Company, in each case, free and clear of all Encumbrances of any nature whatsoever.

                      (b) Except as noted on SCHEDULE 2.7, all Properties of the Companies are in a reasonably good state of repair (subject to ordinary wear and tear), are in operable condition, have been maintained in accordance with each Company's historical practices and are suitable for the uses for which they are presently being used in the business of that Company.

                  2.8 CONTRACTS AND COMMITMENTS.

                      (a) Except as set forth in SCHEDULE 2.8, neither Company has any collective bargaining agreements, or any agreements that contain any severance pay liabilities or obligations; employment, consulting or similar agreement, contract or commitment which is not terminable without penalty or cost by that Company on notice of thirty (30) days or less or contains an obligation of that Company to pay and/or accrue more than $10,000 per year; lease of real or personal property having a term in excess of one year or remaining payments of $25,000 or more (as lessor or lessee); note or other evidence of Indebtedness for borrowed money or the deferred purchase price of property or services which involves a liability of more than $10,000; agreement of guaranty or indemnification (other than rights of indemnification to which officers, directors, employees and agents of either Company may be entitled by reason of the laws of any state, or by the Bylaws or the Charter of either Company); agreement, contract or commitment limiting the freedom of either Company to engage in any line of business or compete with any Person; agreement, contract or commitment relating to expenditures in excess of $10,000, agreement, contract or commitment relating to the acquisition of assets of, or any interest in, any business enterprise involving individual or aggregate payments in excess of $25,000; or other agreement, contract or commitment (with customers or other Persons) which involves $10,000 or more and is not cancelable without penalty or cost within sixty (60) days.

                      (b) Except as set forth in SCHEDULE 2.8: Neither Company is materially in violation of, and neither Company has received in writing any claim that it has breached, any of the terms or conditions of any agreement, contract or commitment set forth or required to be set forth in any of the Schedules to this Agreement (collectively the "Contracts") in such manner as would permit any other party thereto to cancel or terminate the same or impose a fee or charge as a result of such breach, if any such breach or breaches singly or in the aggregate is reasonably likely to have a Material Adverse Effect; to the Knowledge of each Company and Sellers, each Contract is in full force and effect in the form delivered to Purchaser and there is no material breach or default by any party thereto; and to the Knowledge of each Company and Sellers, there are no facts or conditions which have occurred or are, based on facts presently known to exist, anticipated which, through the passage of time or the giving of notice, or both, would constitute a material default under any Contract or would cause the acceleration of any obligation of any party thereto or the creation of an Encumbrance which is reasonably likely to materially limit the use, modification or sale of any asset of either Company valued at more than $5,000.

                  2.9 PERMITS AND AUTHORIZATIONS.

                      (a) SCHEDULE 2.9 lists each consent, license, permit, grant or other authorization of a Governmental Entity pursuant to which either Company conducts all or a material part of its business or holds any of its material assets (herein collectively called "Authorizations"). All Authorizations are in full force and effect and constitute all Authorizations required to permit the Companies to operate their assets and conduct their business following the Closing Date as such assets and business are presently operated and conducted. SCHEDULE 2.9 also discloses all proposed or pending applications for Authorizations, and all applications for variances from compliance, or postponement of the dates for compliance with any laws or regulations affecting either Company or its business.

                      (b) SCHEDULE 2.9 identifies all Authorizations which materially restrict the present output of either Company, which limit the term of possession or operation of any material assets of either Company, or which pertain to environmental discharge.

                      (c) Except as shown on SCHEDULE 2.9, neither Company nor any Seller has been notified or presently has reason to believe any of the Authorizations will not in the ordinary course be renewed upon its expiration.

                      (d) Except as shown on SCHEDULE 2.9, neither Company has received in writing, or to the Knowledge of either Company or Sellers, otherwise, any claim or assertion that it has breached any of the terms or conditions of any Authorizations in such manner as would permit any other Person to cancel, terminate or materially amend any Authorization necessary to permit the continued operation of either

Company as presently conducted or that any such breach or breaches singly or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  2.10 NO VIOLATIONS.

                      (a) Except as described on SCHEDULE 2.10 hereto, neither Company is in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered (or, with respect to rules and regulations of administrative agencies, known by Sellers to be proposed) by any Governmental Entity in a manner which is reasonably likely to have a Material Adverse Effect.

                      (b) Except for those filings listed on SCHEDULE 2.10 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by any Seller or either Company in connection with the execution, delivery and performance by Sellers and either Company of this Agreement and the consummation of the transactions contemplated hereby, or the continued operation of either Company's business.

                  2.11 PROCEEDINGS. SCHEDULE 2.11 lists all suits, actions and other legal proceedings and all other controversies, and, to Sellers' or either Company's Knowledge, governmental investigations, pending against any Seller or either Company or as to which any Seller or either Company has received in writing any claim or assertion. Except as set forth on SCHEDULE 2.11 hereto, there are no facts which any Seller or either Company has recognized as reasonably likely to lead to any additional investigation being conducted or to any other suit, action or legal proceeding.

                  2.12 INSURANCE. SCHEDULE 2.12 lists all insurance policies under which either Company is an insured or a beneficiary or for which it is liable to pay premiums and further sets forth the name of the insurer, type of coverage, policy limits and deductibles, if any, and the annual premium for each such policy. Each Company has furnished Purchaser copies of all such policies and a history of all claimed losses in the past five (5) years. Except as noted on SCHEDULE 2.12, the policies listed thereon will be outstanding and in full force and effect on the Closing Date.

                  2.13 PROPRIETARY INFORMATION AND RIGHTS. SCHEDULE 2.13 hereto accurately lists all patents, patent applications, patent and know-how licenses, proprietary formulae, trademarks, service marks, trademark registrations and applications, trade names, fictitious business names, computer software and other intellectual property rights (collectively, "Business Rights") used by either Company. SCHEDULE 2.13 discloses the identity of each other Person which, to the Knowledge of Sellers or either Company, owns any right, title or interest in and to the Business Rights. No Business Rights conflict with, infringe on or otherwise violate any rights of others, or require payments to be made to any Person, or are subject to any pending or overtly threatened litigation or other adverse claims or infringement by other Persons, except as set forth in SCHEDULE
2.11 or SCHEDULE 2.13. There has been no written, or to the Knowledge of either Company or any Seller, other claim of infringement by either Company of any domestic or foreign patents, trademarks, service marks or copyrights of any other Person.

                  2.14 EMPLOYEE BENEFITS.

                      (a) SCHEDULE 2.14 describes all "employee benefit plans" and all other arrangements maintained or contributed to or required to be contributed to by either Company for the benefit of its respective employees (or former employees) and/or their beneficiaries (collectively, "Benefit Plans").

                      (b) The Companies have delivered to Purchaser true and complete copies of:

                          (i) Each Benefit Plan and any related funding agreements, all of which are legally valid and binding and in full force and effect (except for terminated Benefit Plans), and there are no defaults thereunder;

                          (ii) The current draft of the Summary Plan Description or other document given to employees pertaining to each Benefit Plan for which such exist; and

                          (iii) The three most recent annual reports for each Benefit Plan (including all relevant schedules) for which such annual reports are required; and

                          (iv) The most recently filed reports to governmental (including taxing) authorities (if applicable).

                      (c) Each Benefit Plan has been maintained and administered in all material respects in accordance with its terms and any related agreements, and with all applicable laws;

                      (d) To the Knowledge of either Company or any Seller, there are no investigations, proceedings, or lawsuits, either currently in progress or expected to be instituted in the future, against any Benefit Plan, by any Governmental Entity or on behalf of any participant, beneficiary or fiduciary thereunder.

                      (e) All vacation pay, bonuses, commissions, and other emoluments for employees of the Companies are reflected and have been properly accrued in the financial statements and the books of account of the Companies and such accruals are adequate to meet the bona fide claims of employees.

                  2.15 EMPLOYMENT LAWS. Except as shown on Schedule 2.15:

                      (a) Each Company is in compliance in all material respects with all federal, provincial, state or other applicable laws, respecting employment and employment practices, terms and conditions of employment, wages and hours, affirmative action and occupational safety (except for violations or failures to comply which are not reasonably likely to result in a Material Adverse Effect), and has not received notice of, and, to the Knowledge of either Company and Sellers, is not engaged in, any unfair labor practice.

                      (b) No unfair labor practice complaint against either Company is pending in any forum.

                      (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to Sellers' Knowledge, threatened against or affecting either Company.

                      (d) Except to the extent expressly provided herein, there are no material claims, grievances or arbitration proceedings, workers' compensation proceedings, labor disputes (including charges of violations of any federal, state or local laws or regulations relating to current or former employees (including retirees) or current or former applicants for employment), governmental investigations, or administrative proceedings of any kind pending or, to the best Knowledge of either Company and Sellers, threatened against or relating to either Company, its employees or employment practices, or operations as they pertain to conditions of employment; nor is either Company or any Seller subject to any order, judgment, decree, award, or administrative ruling arising from any such matter.

                      (e) No collective bargaining agreement is currently in existence or is being negotiated by either Company and as of the date of this Agreement no labor organization has been certified or recognized as the representative of any employees of either Company or, to the Knowledge of either Company or any Seller, is seeking such certification or recognition.

                      (f) Each Company's contracts, if any, with temporary personnel agencies represent bona-fide, arms-length agreements and the personnel provided by such agencies are not that Company's employees for purposes of any federal, state, provincial, or local laws, including laws pertaining to tax withholding, provision of benefits or union representation, except as disclosed on Schedule 2.15.

                  2.16 ENVIRONMENTAL LAWS.

                      (a) Except as disclosed on SCHEDULE 2.16, the assets and the business of the Companies have been operated in compliance in all material respects with all applicable Environmental Laws, there has been no production, storage, Release, or disposal of any Hazardous Materials in any material quantity at, in, on under, about or from any of the Properties by or on behalf of either Company or to either Company's Knowledge by any previous owner or tenant of the Properties, there has been no production, storage, Release or disposal of any Hazardous Materials in any material quantity by or on behalf of either Company at any other site, there are no underground storage tanks or electrical equipment containing PCB's on the Properties, or any asbestos-containing materials on the Properties, and no Governmental Entity or any other Person has issued to either Company or commenced any notice of violation, notice to comply, compliance schedule, administrative or judicial complaint, enforcement action or lien with respect to alleged violations of Environmental Laws by or on behalf of either Company or relating to the Properties, or any proceeding or inquiry with respect to any actual or alleged violation of any Environmental Law or any release or alleged release of a Hazardous Material by or on behalf of either Company or relating to the Properties.

                      (b) "Environmental Law" shall mean all laws, federal, provincial, state or local, including statutes, regulations, rules, ordinances and orders which purport to regulate the Release of Hazardous Materials to the environment, or impose requirements relating to environmental protection or public or employee health and safety.

                      (c) "Hazardous Material(s)" shall mean any substance which is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, contaminant or words of similar import under any Environmental Law, a petroleum hydrocarbon, including crude oil or any fraction thereof, hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, or regulated pursuant to any Environmental Law.

                      (d) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Material).

                  2.17 TAXES. Except as set forth in SCHEDULE 2.17 hereto, (i) all federal, provincial, state, foreign and local tax returns and tax reports (including information returns) required to be filed by each Company have been filed with the appropriate Governmental Entities in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports are, in all material respects, complete, accurate and in accordance with all legal requirements applicable thereto; (ii) all federal, provincial, state, foreign and material local income, profits, franchise, capital, sales, use, occupation, property, excise, customs (both import and export), withholding and other taxes (including interest and penalties), duties, charges and assessments (including unemployment insurance contributions, Canada Pension Plan contributions, and provincial employer health tax remittances) due from each Company have been properly withheld and remitted to the proper Governmental Entity, or (if appropriate) adequately provided for on the books and financial statements of each Company in accordance with Canadian GAAP, consistently applied, or are disclosed on SCHEDULE 2.17 and are being contested in good faith by appropriate proceedings, and neither Company is in default of any tax installments due in respect of its current taxation year; (iii) neither Company has received any written notice or inquiry from the Canada Customs and Revenue Agency (the "CCRA") or any Canadian federal, provincial or municipal governmental authority in connection with any of the returns and reports referred to in the foregoing clause (i) of any pending or threatened examination or audit which, individually or in the aggregate, if adversely decided against either Company would reasonably be likely to have a Material Adverse Effect;
(iv) no waivers of statutes of limitation have been given or requested with respect to either Company; (v) the Canadian federal and provincial tax liability of each Company has been reviewed and determined (or are no longer subject to examination) by the CCRA and other applicable taxing authorities for the financial years set forth on SCHEDULE 2.17 for each category of tax return; (vi) deficiencies asserted or assessments made as a result of such examination by the CCRA, or any other taxing authorities, have been fully paid or fully reflected on the books of each Company; (vii) each Company has withheld from all amounts payable including without limitation, from salaries, bonuses, or dividends paid by it, all deductions required by law to be made therefrom and has remitted the same to the proper tax or other authorities; (ix) there are no tax liens on any of the properties of either Company; and (x) there are currently no outstanding reassessments, suits, actions, investigations or claims or inquiries from any Governmental Entity in connection with any tax liabilities or filings of either Company.

                  2.18 NO UNLAWFUL CONTRIBUTIONS. To the Knowledge of the Companies and Sellers, neither the Companies nor any director, officer, agent, employee or other Person associated with or acting on behalf of either Company, has made or used any corporate funds to make any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to officials or employees of any Governmental Entity from corporate funds; failed to file any reports required with respect to lawful contributions; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any intentionally false or fictitious entries on the books or records of either Company; or made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  2.19 ARM'S-LENGTH TRANSACTIONS Except as disclosed in SCHEDULE 2.19, no Seller nor any Affiliate of any Seller nor any Person who does not deal at arm's length with any Seller or an Affiliate of any Seller within the meaning of the Income Tax Act (Canada), nor any trust, partnership or corporation in which any of the foregoing has an interest, has, directly or indirectly, any interest (other than as a holder of not more than 3% of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange or the Nasdaq Stock Market) in any Person which furnishes or sells services or products which either Company furnishes or sells, any interest (other than as a holder of not more than 3% of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange or the Nasdaq Stock Market) in any Person which purchases from or sells or furnishes to either Company any goods or services, a beneficial interest in any contract, commitment, agreement or understanding to which either Company is a party or by which it may be bound or affected (except for written employment contracts listed on a schedule to this Agreement); or any interest or claim against either Company or any of its assets which could result in a claim against either Company or could materially and adversely affect either Company's assets, or either Company's title to or its right to use its assets, or either Company's right to conduct its business following the Closing. Except as disclosed on SCHEDULE 2.19, the assets of the Companies do not include any receivables from any officer, director, shareholder or employee of either Company.

                  2.20 ACCOUNTS RECEIVABLE; CUSTOMERS. The accounts receivable reflected on the Financial Statements, or thereafter acquired by either Company through the Closing Date were earned by performance in the ordinary course of business and, except as set forth on SCHEDULE 2.20, are not subject to any material dispute. SCHEDULE 2.20 discloses, as of December 31, 1999 and December 31, 2000 the identity of each of each Company's ten (10) largest customers for the twelve months then ended, and the amounts receivable from each such customer at the respective dates, and also discloses, as of March 31, 2000, the fiscal year-to-date sales for each customer identified on SCHEDULE 2.20 and the amount owing from such customer on March 31, 2000. Except as disclosed on SCHEDULE 2.20, neither Company has received any written or, to the best Knowledge of Sellers and the Companies, any other notice that any customer identified on
SCHEDULE 2.20 expects or intends that its future purchases from either Company, as compared to its purchases for the twelve months ended March 31, 2000, will decrease in any material respects.

                  2.21 INVENTORIES. The inventories reflected on the Financial Statements, and thereafter acquired by either Company through the Closing Date, taken as a whole, are in all material respects of a quality and quantity usable in the normal course of the business of either Company. The values at which such inventories are carried on the Financial Statements reflect the normal inventory valuation policy of the Companies stating inventories at the lower of cost (on a first-in, first-out basis) or market. SCHEDULE 2.21 lists as of August 25, 2000, all inventories of raw materials, finished goods, packaging supplies or ingredients owned or in the custody of the Companies (including customer owned inventory) ("Inventory") and, with respect to Inventory owned by or held for the account of a customer, identifies such customer and Inventory in reasonable detail, and specifies the location of such Inventory. The items of customer-owned Inventory described on SCHEDULE 2.21 (i) represent all items of customer-owned Inventory held by the Companies, and (ii) are complete and accurate lists of all items of Inventory delivered to the Companies for safekeeping by each customer identified on SCHEDULE 2.21.

                  2.22 BANK ACCOUNTS. SCHEDULE 2.22 lists all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities owned directly or indirectly, beneficially or of record, by either Company and identifies all persons authorized to sign on such accounts.

                  2.23 WARRANTIES. SCHEDULE 2.23 contains a copy of each Company's written warranty terms to its customers. Except as set forth on
SCHEDULE 2.23, neither Company has given or made any other written or, to the Knowledge of either Company and Sellers, oral warranties to any Person with respect to any products sold or services performed. The Companies and Sellers have no written or, to their Knowledge, other notice of a claim against either Company, whether or not fully covered by insurance, for liability on account of products liability or on account of any express or implied warranty, except for warranty obligations and returns in the ordinary course of business consistent with past practice for which appropriate reserves have been reflected in the Financial Statements.

                  2.24 DELIVERY OF DOCUMENTS. Sellers and the Companies have delivered to Purchaser true and correct copies of all documents, and any and all amendments to any such documents, referred to in this Agreement or in any Schedule delivered to Purchaser pursuant to this Agreement.

                  2.25 NO FINDERS OR BROKERS. Neither any Seller nor either Company nor any of their Affiliates has entered into any agreement, arrangement or understanding with any Person which could result in the obligation to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with the transactions contemplated hereby.

                  2.26 RESIDENCE. None of the Sellers is a non-resident of Canada within the meaning of the Income Tax Act (Canada).

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Sellers as follows:

                  3.1 ORGANIZATION. Purchaser is a corporation properly organized, validly existing and in good standing under the laws of Ontario, and has full corporate power and authority to perform this Agreement.

                  3.2 AUTHORIZATION. The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder have been authorized by the directors of Purchaser and no other corporate action or approval by Purchaser is necessary for the execution, delivery or performance of this Agreement by Purchaser. This Agreement has been executed and delivered by Purchaser, and is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and general principles of equity (whether considered in an action in equity or at law).

                  3.3 NO CONFLICT. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereunder nor the fulfillment by Purchaser of any of its terms will:

                      (a) conflict with or result in a breach by Purchaser of, or constitute a default by it under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or breach of, any of the terms, conditions or provisions of (i) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement or any other material contract, arrangement or agreement to which Purchaser is a party or to which a material portion of its assets is subject, (ii) Articles of Incorporation or Bylaws of Purchaser, or (iii) any judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects Purchaser or which materially affects the Purchaser's ability to conduct its business;

                      (b) result in the creation or imposition of any lien, charge or Encumbrance of any nature whatsoever upon any material portion of the assets of Purchaser or which materially affects the Purchaser's ability to conduct its business as conducted prior to the date of this Agreement; or

                      (c) cause a loss or adverse modification of any permit, license, or other authorization granted by any Governmental Entity to or otherwise necessary or materially useful to Purchaser's business.

                  3.4 INVESTMENT INTENT. Purchaser is acquiring the Company Shares for investment purposes, and not with a view to the resale or distribution thereof; Purchaser has the Knowledge and sophistication to purchase the Company Shares; Purchaser has had access to all information regarding Companies that it has requested and has had the opportunity to ask questions regarding Companies, their operations and such other matters that Purchaser has deemed material to its investment decision; and Purchaser will not dispose of Company Shares without compliance with all applicable securities laws of Canada.

                  3.5 NO FINDERS OR BROKERS. Purchaser has not entered into any agreement, arrangement or understanding with any Person which could result in the obligation to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby, except StoneCreek Capital, Inc., whose fees and expenses will be paid by Purchaser or its Affiliates.


                                   ARTICLE IV

                                    COVENANTS

                  4.1 CONFIDENTIALITY.

                      (a) Until the Closing, Purchaser shall treat in confidence all non-public documents, materials and other information which Purchaser shall have obtained regarding the Companies during the course of the negotiations leading to the transactions contemplated hereby, the investigation of the Companies and the preparation of this Agreement, and in the event the sale and purchase hereunder shall not be consummated, Purchaser shall return all copies of non-public documents and materials which have been furnished in connection therewith. However, nothing contained herein shall prohibit Purchaser hereto from:

                          (i) using such documents, materials and other information in connection with any action or proceeding brought or any claim asserted by Sellers or the Companies hereto in respect of any breach of any representation, warranty or covenant made in or pursuant to this Agreement, or

                          (ii) supplying or filing such documents, materials or other information to or with any Governmental Entity or other Person which Purchaser and Seller deem reasonably necessary in connection with the obtaining of any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby, or

                          (iii) disclosing any information required by law or in connection with a legal proceeding.

                      (b) From and after the date hereof, each Seller shall treat, and shall cause each of its Affiliates to treat, in confidence all documents, materials and other information regarding Purchaser or the Companies or their respective Affiliates which are in his or its possession or control.

                  4.2 DELIVERY OF FINANCIAL STATEMENTS. As soon as practical after the end of each of the Companies' fiscal months ending after March 31, 2000, but in any event at least twenty (20) days following each month end, Sellers and the Companies will deliver to Purchaser each Company's unaudited balance sheet as of such month end and the related statements of income and retained earnings and cash flows for the fiscal month then ended (the "Monthly Financials") which shall (i) be prepared in accordance with Canadian GAAP, consistently applied, as at the dates and for the periods covered thereby (except that they are subject to year-end adjustments and are not accompanied by footnote disclosures); (ii) present fairly in all material respects the financial condition and results of operations and cash flows of each Company as of the date and for the periods then ended; (iii) be in agreement with the books and records of each Company in all material respects, and (iv) contain and reflect adequate reserves, to the extent required by Canadian GAAP and each Company's prior practice, for all reasonably anticipated losses, costs and expenses.

                  4.3 Fulfillment of Conditions.

                      (a) Each Seller will use all reasonable efforts, and each Seller will cause each Company to use all reasonable efforts, to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by Sellers or either Company prior to or as of the Closing Date. Purchaser will use all reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by Purchaser prior to or as of the Closing Date.

                      (b) Each Seller will use all reasonable efforts, and will cause each Company to use all reasonable efforts, to secure all necessary consents, waivers, permits, approvals, licenses and authorizations and will make, and will cause each Company to make, all necessary filings in order to enable Sellers or either Company to consummate the transactions contemplated hereby, including but not limited to (i) obtaining consents of any third parties required by the terms of any leases, documents, security agreements or other agreements to which either Company or any Seller is a party, (ii) notification pursuant to the Investment Canada Act, and (iii) any other required filings. Purchaser will use all reasonable efforts to secure all necessary consents, waivers, permits, approvals, licenses and authorizations and will make all necessary filings in order to enable Purchaser to consummate the transactions contemplated hereby.

                  4.4 PURCHASER'S ACCESS TO RECORDS AND INSPECTION RIGHTS. Each Seller will make reasonable efforts to cause each Company to allow Purchaser and its lenders and other representatives, through its officers, employees, counsel, accountants and other authorized representatives, to inspect the properties and records of each Company and to discuss the affairs and accounts of each Company with such officers, employees, counsel, accountants and other agents of each Company as shall have been approved (including the procedures in respect of such inspection and discussions) in advance by the Representative, which approval will not be unreasonably withheld. Purchaser shall conduct any inspection or discussion in a manner that does not unreasonably interfere with normal business of the Companies.

                  4.5 OPERATION IN ORDINARY COURSE. From the execution of this Agreement until the Closing, Sellers shall cause each Company to operate its business only in a manner consistent with its present and historical practice, and, in particular, to assure that unless Purchaser otherwise consents in writing, no action or event within the control of either Company or Sellers occurs which, had it occurred prior to the execution of this Agreement, would have been required to be disclosed on SCHEDULE 2.6.

                  4.6 POST-CLOSING ACCESS BY SELLERS. After the Closing, Purchaser shall cause each Company to cooperate with Sellers to the extent reasonably requested by any of the Sellers, and to make available to Sellers all financial, insurance, tax and other information (including reasonable access to books and records) of each Company with respect to any fiscal period of the Companies ending on or prior to the Closing Date to the extent reasonably required by any of the Sellers in connection with (a) any audit or other investigation by any taxing authority, or (b) the prosecution or defense of any tax claims or related litigation that might give rise to indemnification payments hereunder, or the preparation by any of Sellers of tax returns or any other reports or submissions to any Governmental Entity required to be made by any Seller with respect to either Company; PROVIDED that such cooperation and availability of information do not unreasonably interfere with normal business of that Company and PROVIDED, FURTHER, that each of the Sellers reimburses that Company for any third-party expenses incurred to provide such information. Purchaser shall cause the Companies to preserve all such information, including without limitation, the books and records of each Company, for at least six (6) years after the Closing Date, PROVIDED that if any Seller delivers written notice within three months prior to the sixth anniversary to Purchaser of its desire to remove and retain such identified information, books and records after the end of such six-year period, then Purchaser shall give such party the opportunity (at such party's expense) to remove and retain such information, books and records prior to their destruction. In the event of conflicting requests or directions by Sellers, the Representative's decision about which Seller shall receive original documents shall be followed and other Sellers may have copies.

                  4.7 TERMINATION OF AFFILIATE RELATIONSHIPS. Prior to the Closing, Sellers will cause any and all obligations of either Company to or for the benefit of any Seller or any Affiliate of any Seller to be discharged or terminated prior to the Closing.

                  4.8 BANK ACCOUNTS. Sellers shall, on or prior to the Closing Date cause each Company to cancel the authority of each Person listed in
SCHEDULE 2.22 who is specified by Purchaser in a written notice delivered to Sellers on or prior to the Closing Date, to draw checks on any of the bank accounts maintained by either Company and Sellers shall submit evidence satisfactory to Purchaser of such cancellation.

                  4.9 INDEBTEDNESS OF SELLERS TO COMPANY. On the Closing Date, each Seller will repay in full to each Company all principal and accrued interest outstanding under any Indebtedness of such Seller to that Company.

                  4.10 NON-COMPETITION AGREEMENTS; CONSULTING AGREEMENTS. Each of the TMJ Shareholder, Pallasade, and the Trust shall enter into a Non-Competition Agreement with the Companies and Purchaser, substantially in the form of EXHIBIT 2 attached hereto (the "Non-Competition Agreements"), and each of Kenneth Young and Tom Young shall enter into Consulting Agreements with Ivers-Lee, substantially in the forms of EXHIBITS 3 and 4 attached hereto (the "Consulting Agreements"), each of which provides, among other things, for a five (5) year non-compete period following the Closing Date, or, if applicable, following the termination of the Consulting Agreement.

                  4.11 LEASE AGREEMENT WITH YOUNG RENTAL. Ivers-Lee shall enter into a Lease Agreement with Young Rental Inc., substantially in the form of
EXHIBIT 5 attached hereto (the "Lease").


                                    ARTICLE V

                              CONDITIONS OF CLOSING

                  5.1 CONDITIONS OF OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the purchase of Company Shares pursuant to this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by Purchaser:

                      (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Sellers and Companies set forth in Article II hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Each Seller and each Company shall have performed in all material respects the agreements and obligations necessary to be performed by him or it under this Agreement prior to the Closing Date. This condition shall not be deemed unsatisfied if Sellers deliver new, revised or updated Schedules to this Agreement; provided that no information on such Schedules is, in Purchaser's reasonable judgment, adverse to either Company's or Purchaser's ability to operate its business following the Closing, or either Company's financial condition or prospects, or to Purchaser's financing.

                      (b) CERTIFICATE AND DELIVERIES BY SELLERS. Purchaser shall have received a certificate, dated the Closing Date, signed by each of Sellers, certifying that the conditions specified in Section 5.1(a) have been fulfilled.

                      (c) NO INJUNCTION. No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

                      (d) FINANCING. Purchaser shall not have received from Purchaser's lenders any notice or claim that to consummate the transactions contemplated hereunder or to pay either the Initial or the Additional Purchase Price, will constitute or result in a default under Purchaser's lending arrangements.

                      (e) OTHER CONSENTS. Purchaser, Companies and Sellers shall have received all consents required to be obtained in connection with the consummation of the transactions contemplated hereunder, including, but not limited to, any consent required pursuant to the Investment Canada Act.

                      (f) CERTIFICATES AND INSTRUMENTS OF TRANSFER. Each Seller shall have delivered to Purchaser certificates representing Company Shares, accompanied by duly executed stock powers, with all required stock transfer tax stamps affixed. All certificates, instruments and documents delivered by each Seller in connection with the transactions contemplated hereby and necessary to evidence such transactions shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

                      (g) ESCROW AGREEMENT. Purchaser shall have received the Escrow Agreement, executed by all Sellers.

                      (h) NON-COMPETITION AGREEMENTS; CONSULTING AGREEMENTS. Purchaser shall have received original Non-Competition Agreements from each of the TMJ Shareholder, Pallasade, and the Trust, and original Consulting Agreements from each of Kenneth Young and Tom Young.

                      (i) LEASE. Purchaser shall have received the Lease, executed by Young Rental Inc. and Ivers-Lee.

                      (j) OPINION OF COUNSEL TO SELLERS AND COMPANIES. Purchaser shall have received the opinion of McCarthy Tetrault, counsel to Sellers and the Companies, supported by officers' certificates in respect of the Sellers and the Companies, dated the Closing Date, such certificates and opinion to be substantially in the form of EXHIBIT 6 hereto.

                      (k) DUE DILIGENCE. Purchaser and its lenders shall have completed prior to Closing a due diligence investigation of the business, operations, condition (financial and otherwise) and prospects of the Companies, and the results of such investigation shall be satisfactory to Purchaser in its sole discretion and to its lenders.

                      (l) NO MATERIAL ADVERSE CHANGE. Purchaser shall be satisfied in its reasonable discretion, after review of the Monthly Financial Statements, that there has been no material adverse change after the date hereof in the business, operations, condition (financial or otherwise) or prospects of either Company since March 31, 2000.

                      (m) FINANCIAL STATEMENTS. Purchaser shall be satisfied with its review of the Financial Statements of the Companies.

                      (n) SCHEDULES. All Schedules required pursuant to this Agreement shall have been delivered to Purchaser and shall be acceptable to Purchaser in its sole reasonable discretion.

                      (n) CERTIFICATE OF RESIDENCY. Purchaser shall have received from each Seller a certificate stating that such Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

                      (o) RESIGNATIONS OF OFFICERS AND DIRECTORS. Purchaser shall have received from each Company resignations and releases from all officers and directors of such Company.

                      (p) GENERAL RELEASES. Purchaser shall have received from each Seller a general release with respect to its rights against the Companies, except in connection with this Agreement.

                      (q) CERTIFIED RESOLUTIONS. Purchaser shall have received from Sellers certified copies of all resolutions required pursuant to the Charter Documents of the Companies, and such other corporate approvals or documents as are required, to validly transfer the Company Shares to Purchaser.

                      (r) CORPORATE BOOKS AND RECORDS. Purchaser shall have received from Sellers the original minute books and all other corporate records of the Companies.

                      (s) STATEMENT OF BANKS. Purchaser shall have received from Sellers a statement from the banker(s) of the Companies (the "Bankers") verifying the amounts required to discharge all debts owed to the Bankers, and an undertaking by the Bankers to discharge all security held by them upon receipt of such amounts.

                      (t) DISCHARGE OF CERTAIN INDEBTEDNESS. Purchaser shall have received evidence that all obligations of the Company referenced in Section 4.7, and all obligations of the Sellers referenced in Section 4.9, have been fully satisfied.

                  5.2 CONDITIONS OF OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by
Sellers:

                      (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Purchaser set forth in
Article III hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Purchaser shall have performed in all material respects the agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date.

                      (b) CERTIFICATION BY PURCHASER. Sellers shall have received a certificate, dated the Closing Date, signed by an officer of Purchaser, certifying that the conditions specified in Section 5.2(a) have been fulfilled.

                      (c) NO INJUNCTION. No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

                      (d) OPINION OF COUNSEL TO PURCHASER. Sellers shall have received the opinion of Weir & Foulds, counsel to Purchaser, dated the Closing Date, substantially in the form of EXHIBIT 7 hereto.

                      (e) PURCHASE PRICE. Sellers shall have received the Initial Purchase Price payable on the Closing Date as provided in Section 1.2.

                      (f) ESCROW AGREEMENT. Sellers shall have received the Escrow Agreement, executed by Purchaser.

                      (g) LEASE. Sellers shall have received the Lease, executed by Young Rental Inc. and Ivers-Lee.


                                   ARTICLE VI

                    CLOSING DATE AND TERMINATION OF AGREEMENT

                  6.1 CLOSING DATE. The closing for the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Sellers and Purchaser, take place at the offices of Weir & Foulds in Toronto, Ontario, Canada, on the later of August 30, 2000 or on the date (the "Closing Date") on which each condition set forth in Article V is satisfied or waived.

                  6.2 TERMINATION OF AGREEMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                      (a) By mutual consent of Purchaser, on the one hand, and Sellers, on the other hand; or

                      (b) By Purchaser, if the Sellers increase the Purchase Price, or if the Sellers refuse to sell the Company Shares to Purchaser on the terms set forth in this Agreement; or

                      (c) By Sellers, if Purchaser chooses not to purchase the Company Shares on the terms set forth in this Agreement; or

                      (d) By Purchaser or Sellers if, without fault of such terminating party, the Closing shall not have been consummated on or before August 31, 2000.

                      If the Agreement is terminated pursuant to (b) above, Sellers shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred in connection with this transaction, including professional advisory fees; provided, however, that such amounts paid by Sellers in such circumstances shall not exceed $100,000. If the Agreement is terminated pursuant to (c) above, Purchaser shall reimburse Sellers for all reasonable out-of-pocket expenses incurred in connection with this transaction, including professional advisory fees; provided, however, that such amounts paid by Purchaser in such circumstances shall not exceed $100,000.

                  6.3 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.2, notice thereof shall be promptly given by the terminating party to the other parties and thereafter this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Purchaser or Sellers or any of their respective Affiliates (a) except that
Section 4.1 shall remain in full force and effect, and (b) except that nothing herein will relieve any party from liability for any willful breach of any agreement or covenant herein or any Seller from liability for breach of its representations in Sections 2.2 and 2.4 herein as they pertain to such Seller and the shares such Seller purports to own.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION BY SELLERS.

                      (a) Subject to the provisions of Sections 7.1(b) and 7.3 below, Sellers shall jointly and severally indemnify Purchaser and its Affiliates including, without limitation, each Company, and each of their respective stockholders, officers, directors, employees and representatives (each a "Purchaser Indemnitee") against, and hold each Purchaser Indemnitee harmless from, any and all loss, damage, liability, payment, and obligation, and all expenses, including without limitation reasonable legal fees (collectively "Losses"), incurred, suffered, sustained or required to be paid, directly or indirectly, by, or sought to be imposed upon, such Purchaser Indemnitee after the Closing Date resulting from, related to or arising out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Sellers or the Companies in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing of the transactions contemplated hereunder; and (ii) any severance agreement, settlement arrangement, judgment or other liability or obligation of either Company with Mr. David Moyer, whether claimed or actual.

                      (b) No Purchaser Indemnitee shall be entitled to indemnification pursuant to this Section 7.1 in respect of an inaccuracy in or breach of any representation or warranty (other than with respect to the representations and warranties in Sections 2.2 (Authorization); or 2.4 (Capitalization; No Subsidiaries) and with respect to any breach or inaccuracy of any representation or warranty known by Sellers, or the Companies, prior to Closing), until such time as the Losses of all Purchaser Indemnitees exceed One Hundred Thousand Dollars ($100,000) ("Sellers' Basket") in the aggregate; PROVIDED that all claims by Purchaser Indemnitees for indemnification shall accrue in the aggregate until the Losses of all Purchaser Indemnitees exceed the Sellers' Basket and thereupon Sellers shall become obligated to indemnify the Purchaser

Indemnitees only for the amount by which all such claims exceed Sellers' Basket. In no event shall Sellers' indemnification obligations in this Section 7.1 in the aggregate exceed One Million Dollars ($1,000,000)("Sellers' Cap"). Sellers' Basket and Sellers' Cap shall not apply to any Losses resulting from, related to or arising out of (i) any liabilities or obligations of either Company to David Moyer, whether claimed or actual (ii) any claims stemming from inaccuracies in customer owned inventories as represented in Section 2.21 and described on
Schedule 2.21, and (iii) any losses related to uncollectibilty of the amounts due Ivers-Lee from Telmark Packaging Corporation, in the principal amount of $15,330.

                      (c) Each Purchaser Indemnitee shall promptly give written notice to Sellers of the assertion by any Person of any claim, action, suit or proceeding with respect to which Sellers are obligated to provide indemnification hereunder; PROVIDED, HOWEVER, that the rights of a Purchaser Indemnitee to be indemnified hereunder shall only be affected by the failure to give such notice if and to the extent such failure prejudices Sellers in the defense of such third party claim. Amounts due with respect to Losses covered by this Section 7.1 shall be paid promptly after delivery of reasonably documented written notice of the amount of Losses incurred. Sellers shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of their choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against a Purchaser Indemnitee that is subject to indemnification by Sellers hereunder, and the cost and expense thereof shall be subject to the indemnification obligations of Sellers hereunder; PROVIDED, that each Purchaser Indemnitee shall have the right and option to participate in, but not control, the defense of such action at its own expense; and PROVIDED, FURTHER, that, (i) if Sellers elect not to defend any such action or
(ii) if a Purchaser Indemnitee shall have defenses not available to Sellers and if counsel to Purchaser shall advise in a written opinion that common representation is not appropriate, then such Purchaser Indemnitee shall be entitled, at its option through counsel of its choice, but at Sellers' expense, to assume and control the defense of such action. Neither Sellers, on the one hand, nor any Purchaser Indemnitee, on the other hand, shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of such Purchaser Indemnitee or Sellers, as the case may be, which consent shall not be unreasonably withheld. Decisions about counsel and the course of any defense and consents to settlements shall be made by the Representative if Sellers are unable, among themselves, to agree, except that no Seller shall be subject to a settlement which provides for anything but the payment of money or the release of claims without such Seller's consent.

                  7.2 INDEMNIFICATION BY PURCHASER.

                      (a) Subject to the provisions of Section 7.2(b) and 7.3 below, Purchaser shall indemnify Sellers and their Affiliates (other than the Companies) and each of their respective stockholders, officers, directors, employees and representatives (each a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by or sought to be imposed upon, such Seller Indemnitee resulting from, related to or arising out of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing of the transactions contemplated hereunder.

                      (b) No Seller Indemnitee shall be entitled to indemnification pursuant to this Section 7.2 in respect of an inaccuracy in or breach of any representation or warranty, until such time as the Losses of all Seller Indemnitees exceed One Hundred Thousand Dollars ($100,000) ("Purchaser's Basket") in the aggregate; PROVIDED that all claims by Seller Indemnitees for indemnification shall accrue in the aggregate until the Losses of all Seller Indemnitees exceed the Purchaser's Basket and thereupon Purchaser shall become obligated to indemnify the Seller Indemnitees only for the amount by which all such claims exceed Purchaser's Basket. In no event shall Purchaser's indemnification obligations in this Section 7.2 in the aggregate exceed One Million Dollars ($1,000,000).

                      (c) Each Seller Indemnitee shall promptly give written notice to Purchaser of the assertion by any Person of any claim, action, suit or proceeding with respect to which Purchaser is obligated to provide indemnification hereunder; PROVIDED, HOWEVER, that the rights of a Seller Indemnitee to be indemnified hereunder shall only be affected by the failure to give such notice if and to the extent such failure prejudices Purchaser in the defense of such third party claim. Amounts due with respect to Losses covered by this Section 7.2 shall be paid promptly after delivery of reasonably documented written notice of the amount of Losses incurred and if the provisions of Section 7.2(b) apply to limit the payment of all amounts claimed, shall be paid on a pro-rata basis according to the number of shares sold. Purchaser shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against a Seller Indemnitee that is subject to indemnification by Purchaser hereunder, and the cost and expense thereof shall be subject to the indemnification obligations of Purchaser hereunder; PROVIDED, that each Seller Indemnitee shall have the right and option to participate in, but not control, the defense of such action at its own expense; and PROVIDED, FURTHER, that if Purchaser elects not to defend any such action or if a Seller Indemnitee shall have defenses not available to Purchaser and if counsel to Sellers shall in a written opinion advise that common representation is not appropriate, then such Seller Indemnitee shall be entitled, at its option through counsel of its choice, but at Purchaser's expense, to assume and control the defense of such action. Neither any Seller Indemnitee, on one hand, nor Purchaser, on the other hand, shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of such Seller Indemnitee or Purchaser, as the case may be, which consent shall not be unreasonably withheld.

                  7.3 INDEMNITY FOR TAXES AND ENVIRONMENTAL MATTERS.

                      (a) Notwithstanding any limitations or exceptions stated within the provisions of this Article VII, including the limitation in Section 7.1(b), Sellers shall indemnify Purchaser Indemnitees from and against any Losses for Taxes based upon or arising out of matters prior to the Closing (even if disclosed).

                      (b) Notwithstanding any limitations of or exceptions stated in the provisions of this Article VII, including the limitation in
Section 7.1(b), Sellers shall
indemnify Purchaser Indemnitees from and against any Losses arising under any Environmental Laws based upon or arising out of acts, omissions, events or conditions which occurred or existed prior to the Closing (even if disclosed). Purchaser shall indemnify Sellers from and against all Losses arising under any Environmental Law based upon or arising out of acts, omissions, events or conditions which first occur following the Closing.

                  7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; RELIANCE.

                      (a) All representations and warranties contained herein or made pursuant hereto shall survive the Closing hereunder until the second anniversary of the Closing Date, except that the representations and warranties in Sections 2.2 (Authorization) and 2.4 (Capitalization; No Subsidiaries) shall survive indefinitely, and the representations and warranties in Sections 2.16 (Environmental Laws) and 2.17 (Taxes) shall survive the Closing until the expiration of the longer of (i) the applicable statute of limitations or (ii) the period during which either the Companies or the Purchaser have any liabilities or obligations in connection with the subject matter of such representations and warranties. The expiration of any representation and warranty shall not affect any claim for indemnification made prior to the date of such expiration.

                      (b) The representations and warranties made by any party in this Agreement or in any agreement, certificate, schedule or exhibit delivered in connection with this Agreement may be fully and completely relied upon by each other party unless the party seeking to avoid such representation or warranty can demonstrate that the investigation made by or on behalf of such other party actually revealed or disclosed the inaccuracy in question.

                  7.5 SOLE REMEDY. Following the Closing, the indemnification provided in this Article VII shall be the sole remedy of the parties for a breach of this Agreement except for claims based upon actual fraud inducing a party to execute and perform obligations under this Agreement; however, all claims for indemnification pursuant to this Article VII shall first be made against the Escrow Deposit in accordance with the procedures set forth in the Escrow Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 FURTHER ACTIONS. From time to time, as and when requested by Purchaser, Sellers shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as Purchaser may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to transfer, assign and deliver to Purchaser effective as of the Closing, and its successors and assigns, Company Shares (or to evidence the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

                  8.2 EXPENSES. Except as otherwise specifically provided herein, Sellers and Purchaser shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and the consummation of the transactions hereunder. Purchaser shall pay all sales, transfer and documentary taxes and other expenses incident to the transfer of Company Shares.

                  8.3 ENTIRE AGREEMENT. This Agreement, which includes the Appendix, the Schedules and the Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

                  8.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.5 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with an internationally recognized courier, or (d) via facsimile confirmed in writing in any of the foregoing manners, as follows:

                  If to Sellers:           Elizabeth Young
                                           4904 Tenth Line
                                           Terra Cotta, Ontario
                                           L0P 1N0
                                           Facsimile: (905) 877-2460

                                           Pallasade Holdings Inc.
                                           RR #5
                                           Georgetown, Ontario
                                           L7G 4S8
                                           Facsimile:  (905) 877-1611

                                           Ken Young Family Trust
                                           c/o McCarthy Tetrault
                                           Attention:  Michael Croghan, Q.C.
                                           Box 48, Suite 4700
                                           Toronto Dominion Bank Tower
                                           Toronto, Ontario
                                           Canada, M5K1E6
                                           Facsimile: (416) 868-0673
with a copy to:                            McCarthy Tetrault
                                           Attention:  Michael Croghan, Q.C.
                                           Box 48, Suite 4700
                                           Toronto Dominion Bank Tower
                                           Toronto, Ontario
                                           Canada, M5K1E6
                                           Facsimile:  (416) 868-0673

If to Companies:                           31 Hansen Road South
                                           Brampton, Ontario
                                           Canada L6W 3H7
                                           Facsimile: (905) 451-1255

If to Purchaser:                           1430640 Ontario Inc.
                                           c/o Outsourcing Services Group, Inc.
                                           Attention:  Perry Morgan
                                           11 King Street
                                           Port Jervis, NY  12771
                                           Facsimile:  (212) 656-1586

with a copy to:                            Paul, Hastings, Janofsky & Walker LLP
                                           Attention:  Peter J. Tennyson, Esq.
                                           695 Town Center Drive, 17th Floor
                                           Costa Mesa, California 92656-1924
                                           Facsimile:  (714) 668-6337

If sent by mail, notice shall be considered delivered five (5) Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.

                  8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Any action, suit or other proceeding initiated by Sellers or Purchaser against any other party under or in connection with this Agreement may be brought in any Federal or state court in the Province of Ontario, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Sellers and Purchaser hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

                  8.7 ASSIGNABILITY. This Agreement shall not be assignable by any party without the written consent of the other parties and any such purported assignment by any party without such consent shall be void, except that:

                      (a) any or all rights of Purchaser to receive the performance of the obligations of Sellers hereunder (but not the obligations of Purchaser to Sellers hereunder) and rights to assert claims against Sellers in respect of any inaccuracy in or breach of any representations, warranties or covenants of Sellers hereunder, may be assigned by Purchaser to a direct or indirect subsidiary of Purchaser, and

                      (b) Purchaser may assign to any bank, insurance company or other financial institution providing financing or extending credit to Purchaser any or all of its rights to assert claims against Sellers in respect of any inaccuracy in or breach of representations, warranties or covenants under this Agreement, but any assignee of such rights under clause (a) or clause (b) shall take such rights subject to any defenses, counterclaims and rights of set-off to which Sellers might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  8.8 WAIVERS AND AMENDMENTS. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

                  8.9 THIRD PARTY RIGHTS. Notwithstanding any other provision of this Agreement, and except as expressly provided in Section 7.1 or 7.2 hereof or as permitted pursuant to Section 8.7 hereof, this Agreement shall not create benefits on behalf of any shareholder or employee of Purchaser or either Company (other than the parties hereto), or any other Person (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                  8.10 PUBLIC ANNOUNCEMENTS. Prior to the Closing, Purchaser and the Representative will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and neither Purchaser, nor Sellers shall issue any such press release or make any such public statement without the prior written approval of the other parties (which as to Sellers may be provided by the Representative) both as to the making of such release or statement and as to the form and content thereof, except to the extent that such party is advised by counsel, in good faith, that such release or statement is required as a matter of law.

                  8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.



                            (Signature Page Follows)

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]



                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                                     "Purchaser"

                                     1430640 ONTARIO INC.

                                     By:   /s/ Perry Morgan
                                        ----------------------------------------
                                     Name:  Perry Morgan
                                          --------------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------------

                                     "Companies"

                                     IVERS-LEE LIMITED

                                     By: /s/ Kenneth E. Young
                                         ---------------------------------------
                                     Name: Kenneth E. Young
                                     Title: Chairman of the Board

                                     TMJ SPECIALTY TOOL AND DESIGN LIMITED

                                     By: /s/ Kenneth E. Young
                                        ----------------------------------------
                                     Name: Kenneth E. Young
                                     Title: President

                                     "Sellers"


                                     /s/ Elizabeth Young
                                     -------------------------------------------
                                     Elizabeth Young


                                     PALLASADE HOLDINGS INC.



                                     By: /s/ Kenneth E. Young
                                        ----------------------------------------
                                     Name: Kenneth E. Young
                                     Title: President

                                     KEN YOUNG FAMILY TRUST
                                     By Its Trustees


                                     By: /s/ Kenneth E. Young
                                        ----------------------------------------
                                        Kenneth E. Young, as Trustee,
                                        liability limited to the assets of
                                        the Trust


                                     By: /s/ Michael Croghan
                                        ----------------------------------------
                                        Michael Croghan, as Trustee,
                                        liability limited to the assets of
                                        the Trust


                                     By: /s/ John C. Karram
                                        ----------------------------------------
                                        John C. Karram, as Trustee,
                                        liability limited to the assets of
                                        the Trust


                                     By: /s/ George Kingsley
                                        ----------------------------------------
                                        George Kingsley Ward, as Trustee,
                                        liability limited to the assets of
                                        the Trust

                                   APPENDIX A

                                   DEFINITIONS

                  Capitalized terms in this Agreement shall have the meanings ascribed to them in this Appendix A unless such terms are defined elsewhere in this Agreement:

                  AUDITED ADJUSTED EBITDA: EBITDA, as defined herein, (i) plus Sellers' Non-Recurring Expenses, Excess Information Technology Expenses, Excess Professional Fees, officer life insurance and Excess Commissions, and (ii) reduced by $13,000 for additional salary attributable to the hiring of a plant controller.

                  AFFILIATE: Shall have the same meaning as that term is given in the Business Corporations Act (Ontario) as in effect on the date hereof.

                  BUSINESS DAY: Any day that is not a Saturday, Sunday or a day on which commercial banks in Toronto are required or permitted by law to be closed.

                  CANADIAN GAAP: Generally accepted accounting principles in Canada, and statements and interpretations in respect thereof (if applicable) which are issued by the Canadian Institute of Chartered Accountants and any successor body in effect from time to time, unless otherwise stated, consistently applied.

                  CHARTER DOCUMENTS: Articles of Incorporation, bylaws, and/or other similar documents.

                  EBITDA: Shall mean the earnings of each Company, if any, before extraordinary items, interest income or expense, income taxes, depreciation and amortization as determined under generally accepted accounting principles, consistently applied, including as an expense any bonus paid, payable or earned in accordance with any plan or arrangement in existence prior to the acquisition of the Companies pursuant to the Stock Purchase Agreement, but not including as either income or expense: (i) performance bonuses paid to either Company's employees pursuant to any bonus plan adopted by the Board of Directors of either Company after the date hereof; (ii) costs and expenses incurred in connection with the purchase of the Companies by Purchaser; (iii) the premium for any director and officer liability insurance obtained by or for either Company in connection with the acquisition by the Purchaser; and (iv) any adjustment for excess inventory which was purchased during fiscal year 2000 ("Fiscal 2000"), subject to agreement by Purchaser and Sellers' Accountants.

                  ENCUMBRANCE: Any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights.

                  EXCESS COMMISSIONS: Monies paid to Telmark Packaging Corporation ("Telmark") and expensed in Fiscal 2000, in excess of commissions earned by Telmark in accordance with the agreement between Ivers-Lee and Telmark, dated December 29, 1999.

                  EXCESS INFORMATION TECHNOLOGY EXPENSES: Costs incurred in Fiscal 2000 in support of the business related to all data processing, local area networks, computers or any other information technology software or hardware in excess of $60,000, not including those items properly capitalized consistent with the policy of Ivers-Lee and generally accepted accounting principles.

                  EXCESS PROFESSIONAL FEES: Costs incurred in Fiscal 2000 for legal or accounting services in excess of $50,000.

                  GOVERNMENTAL ENTITY: Any nation or any state, commonwealth, territory, possession or tribe and any political subdivision, courts, departments, commissions, boards, bureaus, agencies or other instrumentalities of any of the foregoing.

                  INDEBTEDNESS: With respect to any Person (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                  "KNOWLEDGE" of either Company or any Seller, or statements about facts or circumstances recognized by either Company or any Seller, shall refer to (i) the knowledge attributable, after such inquiry of Company personnel and review of Company records (but without independent inquiry) as is appropriate under the circumstances, of John Karram, Kenneth Young, and Brian Munro, with respect to either Company, and (ii) the knowledge attributable to each Seller after such inquiry and review as is appropriate under the circumstances.

                  MATERIAL ADVERSE EFFECT: A material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Companies, taken as a whole.

                  PERSON: An individual, corporation, partnership, joint venture, trust or unincorporated organization or association or other form of business enterprise or a Governmental Entity.

                  PURCHASER'S ACCOUNTANTS: Deloitte & Touche LLP.

                  SELLERS' ACCOUNTANTS: Norton, McMullen & Co., LLP.

                  SELLER'S NON-RECURRING EXPENSES: Expenses associated with any Seller, and any Affiliate of such Seller, including, with respect to any individual, members of such Person's family, that will not continue following the Closing Date.

                  SUBSIDIARY: With respect to any Person, any other Person whose voting securities or other ownership interests directly or indirectly are owned by such Person.

                  TAX: Any and all license and registration fees, taxes (including, without limitation, income, minimum or alternative minimum tax, gross receipts, ad valorem, value added, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, payroll, franchise, transfer, fuel, excess profits, occupational, interest equalization and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Entity, together with any and all penalties, fines, additions to tax and interest thereon, whether or not such Tax shall be existing or hereafter adopted.

                  OTHER DEFINITIONS: The following terms have the meanings ascribed to them in the Sections noted:


                                                                         SECTION
Adjustment Amount                                                        1.3(a)

Agreement                                                                Recitals

Authorizations                                                           2.9(a)

Balance Sheets                                                           1.3(b)

Bankers                                                                  5.1(s)

Base Purchase Price                                                      1.2

Benefit Plans                                                            2.14(a)

Business Rights                                                          2.13

CCRA                                                                     2.17

Closing                                                                  6.1

Closing Balance Sheets                                                   1.3(b)

Closing Date                                                             6.1

Companies                                                                Recitals

Company                                                                  Recitals

Company Shares                                                           Recitals


Consulting Agreements                                                    4.11

Contracts                                                                2.8(b)

Environmental Law                                                        2.16(b)

Escrow Agent                                                             1.6

Escrow Deposit                                                           1.6

Financial Statements                                                     2.5(a)

Hazardous Materials                                                      2.16(c)

Independent Accountants                                                  1.3(d)

Initial Purchase Price                                                   1.2

Inventory                                                                2.21

Ivers-Lee                                                                Recitals

Ivers-Lee Shareholders                                                   Recitals

Ivers-Lee Stock                                                          Recitals

Lease                                                                    4.11

Losses                                                                   7.1(a)

Monthly Financials                                                       4.2

Non-Competition Agreements                                               4.11

Pallasade                                                                Recitals

Properties                                                               2.7(a)

Purchaser                                                                Recitals

Purchaser Indemnitee                                                     7.1(a)

Purchaser's Basket                                                       7.2(b)

Reference Balance Sheets                                                 1.3(b)

Release                                                                  2.16(d)

Representative                                                           1.5(d)

Seller Indemnitee                                                        7.2(a)



Sellers                                                                  Recitals

Sellers' Adjustment Request                                              1.3(d)

Sellers' Basket                                                          7.1(b)

Sellers' Cap                                                             7.1(b)

2000 EBITDA                                                              1.4(a)

2000 Financial Statements                                                1.4(b)

TMJ                                                                      Recitals

TMJ Shareholder                                                          Recitals

TMJ Stock                                                                Recitals

Total Net Assets                                                         1.3(a)

Trust                                                                    Recitals

                                                 TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----
Article I         GENERAL...............................................................................1

         1.1      Sale and Purchase of Company Shares...................................................1

         1.2      Purchase Price and Payment Terms......................................................2

         1.3      Combined Purchase Price Adjustments...................................................2

         1.4      Additional Purchase Price.............................................................3

         1.5      Disputes Regarding Calculation of EBITDA..............................................4

         1.6      Escrow................................................................................4

Article II        REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY.................................5

         2.1      Organization..........................................................................5

         2.2      Authorization.........................................................................5

         2.3      No Conflict...........................................................................5

         2.4      Capitalization; No Subsidiaries.......................................................6

         2.5      Financial Statements..................................................................6

         2.6      Absence of Certain Facts or Events....................................................7

         2.7      Property, Leases and Liens............................................................8

         2.8      Contracts and Commitments.............................................................9

         2.9      Permits and Authorizations...........................................................10

         2.10     No Violations........................................................................10

         2.11     Proceedings..........................................................................10

         2.12     Insurance............................................................................11

         2.13     Proprietary Information and Rights...................................................11

         2.14     Employee Benefits....................................................................11

         2.15     Employment Laws......................................................................12

         2.16     Environmental Laws...................................................................13

         2.17     Taxes................................................................................13

         2.18     No Unlawful Contributions............................................................14

         2.19     No Insider Transactions..............................................................14

         2.20     Accounts Receivable; Customers.......................................................15

         2.21     Inventories..........................................................................15


                                                                                                      PAGE
                                                                                                      ----
         2.22     Bank Accounts........................................................................15

         2.23     Warranties...........................................................................15

         2.24     Delivery of Documents................................................................15

         2.25     No Finders or Brokers................................................................16

Article III       REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................16

         3.1      Organization.........................................................................16

         3.2      Authorization........................................................................16

         3.3      No Conflict..........................................................................16

         3.4      Investment Intent....................................................................17

         3.5      No Finders or Brokers................................................................17

Article IV        COVENANTS............................................................................17

         4.1      Confidentiality......................................................................17

         4.2      Delivery of Financial Statements.....................................................18

         4.3      Fulfillment of Conditions............................................................18

         4.4      Purchaser's Access to Records and Inspection Rights..................................18

         4.5      Operation in Ordinary Course.........................................................19

         4.6      Post-Closing Access by Sellers.......................................................19

         4.7      Termination of Affiliate Relationships...............................................19

         4.8      Bank Accounts........................................................................19

         4.9      Indebtedness of Sellers to Company...................................................19

         4.10     Management Offering..................................................................20

         4.11     Non-Competition Agreements...........................................................20

Article V         CONDITIONS OF CLOSING................................................................20

         5.1      Conditions of Obligations of Purchaser...............................................20

                  (a)      Representations and Warranties; Performance of Obligations..................20

                  (b)      Certificate and Deliveries by Sellers.......................................20

                  (c)      No Injunction...............................................................20

                  (d)      Financing...................................................................20


                                                                                                      PAGE
                                                                                                      ----
                  (e)      Other Consents..............................................................21

                  (f)      Certificates and Instruments of Transfer....................................21

                  (g)      Escrow Agreement............................................................21

                  (h)      Non-Competition Agreements..................................................21

                  (i)      Opinion of Counsel to Sellers and Companies.................................21

                  (j)      Due Diligence...............................................................21

                  (k)      No Material Adverse Change..................................................21

                  (l)      Financial Statements........................................................21

                  (m)      Schedules...................................................................21

         5.2      Conditions of Obligations of Sellers.................................................21

                  (a)      Representations and Warranties; Performance of Obligations..................21

                  (b)      Certification by Purchaser..................................................22

                  (c)      No Injunction...............................................................22

                  (d)      Opinion of Counsel to Purchaser.............................................22

                  (e)      Purchase Price..............................................................22

                  (f)      Escrow Agreement............................................................22

Article VI        CLOSING DATE AND TERMINATION OF AGREEMENT............................................22

         6.1      Closing Date.........................................................................22

         6.2      Termination of Agreement.............................................................22

         6.3      Effect of Termination................................................................23

Article VII       INDEMNIFICATION......................................................................23

         7.1      Indemnification by Sellers...........................................................23

         7.2      Indemnification by Purchaser.........................................................24

         7.3      Indemnity for Taxes and Environmental Matters........................................25

         7.4      Survival of Representations and Warranties; Reliance.................................26

         7.5      Sole Remedy..........................................................................26

Article VIII      MISCELLANEOUS........................................................................26

         8.1      Further Actions......................................................................26


                                                                                                      PAGE
                                                                                                      ----
         8.2      Expenses.............................................................................26

         8.3      Entire Agreement.....................................................................26

         8.4      Descriptive Headings.................................................................27

         8.5      Notices..............................................................................27

         8.6      Governing Law........................................................................28

         8.7      Assignability........................................................................28

         8.8      Waivers and Amendments...............................................................28

         8.9      Third Party Rights...................................................................28

         8.10     Public Announcements.................................................................28

         8.11     Counterparts.........................................................................29


         APPENDIX A....................................................................................31

         Definitions...................................................................................31

         Audited Adjusted EBITDA.......................................................................31

         Affiliate.....................................................................................31

         Charter.......................................................................................31

         EBITDA........................................................................................31

         Encumbrance...................................................................................31

         GAAP..........................................................................................31

         Governmental Entity...........................................................................31

         Indebtedness..................................................................................32

         "Knowledge"...................................................................................32

         Material Adverse Effect.......................................................................32

         Person........................................................................................32

         Purchaser's Accountants.......................................................................32

         Seller's Accountants..........................................................................32

         Subsidiary....................................................................................32

         Tax...........................................................................................32

         Other Definitions.............................................................................32


                                                                                                      PAGE
                                                                                                      ----

LIST OF SCHEDULES AND EXHIBITS
EXHIBITS

Exhibit 1         Escrow Agreement
Exhibit 2         Non-Competition Agreement
Exhibit 3         Consulting Agreement (Kenneth Young)
Exhibit 4         Consulting Agreement (Thomas Young)
Exhibit 5         Form of Lease
Exhibit 6         Opinion of Counsel to Sellers and Companies
Exhibit 7         Opinion of Counsel to Purchaser

SCHEDULES

Schedule 1.2      Allocations
Schedule 2.3      No Conflict
Schedule 2.4      Shareholdings
Schedule 2.5      Financial Statements
Schedule 2.6      Absence of Certain Facts or Events
Schedule 2.7      Property, Leases and Liens
Schedule 2.8      Contracts and Commitments
Schedule 2.9      Permits and Authorizations
Schedule 2.10     No Violations
Schedule 2.11     Proceedings
Schedule 2.12     Insurance
Schedule 2.13     Proprietary Information and Rights
Schedule 2.14     Employee Benefits
Schedule 2.15     Employment Laws
Schedule 2.16     Environmental Laws
Schedule 2.17     Taxes
Schedule 2.19     Arm's-Length Transactions
Schedule 2.20     Accounts Receivable; Customers
Schedule 2.21     Inventories
Schedule 2.22     Bank Accounts
Schedule 2.23     Warranties
Schedule 3.3      Conflicts (Purchaser)

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                                      -1-